POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, each of the undersigned trustees of Harbor ETF Trust, hereby constitute and appoint each of Charles F. McCain, Kristof M. Gleich, Gregg D. Boland, Anmarie S. Kolinski, Erik D. Ojala, Diana R. Podgorny, Jodie L. Crotteau, Lana M. Lewandowski, Lora A. Kmieciak and John M. Paral his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them to sign in his or her name, to make, execute and sign the Registration Statement of Harbor ETF Trust (the “Trust”) on Form N-14 under the Securities Act of 1933 relating to the reorganization of the Westfield Capital Dividend Growth Fund, a series of The Advisors’ Inner Circle Fund II, a Massachusetts business trust, with and into Harbor Dividend Growth Leaders ETF, a newly-established series of the Trust, and to file with the Securities and Exchange Commission and any other regulatory authority having jurisdiction over the offer and sale of shares of the Trust, such Registration Statement and any and all amendments or supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents required in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned might or could do, and each of the undersigned hereby ratifies and confirms his or her signature as it may be signed by any of these attorneys-in-fact and agents, or their substitute or substitutes, to any such Registration Statement or amendment thereof, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, we have hereunder set our hands on this day, February 22, 2022.

/s/ Scott M. Amero	/s/ Robert Kasdin
Scott M. Amero as Trustee and not individually	Robert Kasdin as Trustee and not individually

/s/ Donna J. Dean	/s/ Kathryn L. Quirk
Donna J. Dean as Trustee and not individually	Kathryn L. Quirk as Trustee and not individually

/s/ Randall A. Hack	/s/ Douglas J. Skinner
Randall A. Hack as Trustee and not individually	Douglas J. Skinner as Trustee and not individually

/s/ Ann M. Spruill
Ann M. Spruill as Trustee and not individually

P.O. Box 804660 | Chicago, Illinois 60680-4108

800-422-1050 | www.harborcapital.com

Foreside Fund Services, LLC. is the Distributor of Harbor ETF Trust